EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS'



     As Independent Public Accountants, we hereby consent to the use of our report for Abbott Realty Services, Inc., dated September 18, 1998, and all references to our Firm included in or made a part of this Registration Statement.

Arthur Andersen LLP
Memphis, TN
October 14, 1998